EXHIBIT INDEX
Exhibit No.	Title	Page

10.		Material Contracts

	A.	Stock-Based Incentive Compensation Plan for Officers and Key Employees, amended as of April 26, 2001, is attached as an Exhibit to this Quarterly Report on Form 10-Q.

	B.	Stock-Based Compensation Plan for Non-Employee Directors, amended as of April 26, 2001, is attached as an Exhibit to this Quarterly Report on Form 10-Q.

	C.	Management and Officers Capital Appreciation Plan, an Incentive Stock Option Plan amended as of April 26, 2001, is attached as an Exhibit to this Quarterly Report on Form 10-Q.

	D.	Form of Special Severance Agreement entered into between Carpenter and each of the following executive officers: Dennis M. Draeger, Robert W. Lodge and John R. Welty is attached as an Exhibit to this Quarterly Report on Form 10-Q.

	E.	Form of Special Severance Agreement entered into between Carpenter and each of the following executive officers: Terrence E. Geremski, Michael L. Shor and Robert J. Torcolini is attached as an Exhibit to this Quarterly Report on Form 10-Q.

	F.	Supplemental Retirement Plan for Executive Officers, amended as of January 1, 2001, is attached as an Exhibit to this Quarterly Report on Form 10-Q.

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